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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                   Form 8-K/A


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report:   December 1, 1994, Amended March 2, 1995
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                       UNITED ASSET MANAGEMENT CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                           1-9215                  04-2714625
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(State or other jurisdiction       (Commission             (IRS Employer
of incorporation)                  File Number)            Identification No.)



One International Place, Boston, MA                               02110
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (617) 330-8900
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

(a)  JMB Institutional Realty Corporation and JMB Properties Company.

     On October 18, 1994, United Asset Management Corporation ("UAM") and its wholly owned subsidiary Heitman Financial Ltd. ("HFL") entered into an acquisition agreement in which they agreed to acquire and incorporate into HFL and its subsidiaries the institutional real estate advisory and property management assets and business of JMB Institutional Realty Corporation, JMB Properties Company and their affiliates (the "Sellers"), other than the Seller's retail property management business and certain other excluded assets (the acquired assets and business are hereafter referred to as "JMB Institutional Realty"). The closing of the acquisition took place in two parts. The First Closing occurred on December 2, 1994 at which time all of the assets and business to be acquired were transferred with the exception of those assets relating to PRA Securities Advisors, LP ("PRA"). The assets and business of PRA were conveyed at a second closing on January 31, 1995 after a mutual fund, advised by PRA, held a meeting of stockholders called to approve a new investment advisory agreement with a newly organized subsidiary of HFL, as required by the Investment Company Act of 1940.

     The institutional real estate advisory business of JMB Institutional Realty currently manages approximately $5 billion in gross real estate assets. The property management business acquired provides non-retail property management services for the real estate holdings of the institutional real estate advisory business acquired and for others. The transaction does not affect or involve a number of the Seller's affiliates. The unaffected affiliates include the Sellers' individual investor, private client, partnership and development operations. Also unaffected are JMB Insurance Agency, JMB's interest in Urban Shopping Centers, Inc., and its retail property management subsidiary, JMB Retail Properties Company, land development activities at Amfac and Arvida, and the investment advisory responsibilities in connection with certain contracts including those related to Las Colinas, Catellus and Cadillac Fairview.

     The purchase price paid by UAM to the Sellers was $150,000,000 of short-term (three-day) notes, $70,000,000 in principal amount of UAM Non-Negotiable 6-1/2% Subordinated Notes payable on the seventh anniversary of their issuance and warrants, which expire on the seventh anniversary of their issuance, to purchase an aggregate of 1,515,179 shares of UAM Common Stock, 760,869 of which are exercisable at $46.00 per share and 754,310 of which are exercisable at $46.40 per share (subject to adjustment in case of stock splits, etc.).


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     In negotiating the amount of consideration to be paid for the business, UAM considered, among other things, the following factors with respect to JMB Institutional Realty: the financial results, the value of assets under management, the client history, the investment performance and quality of management, and the prospects for growth.

     There is no material relationship between UAM and the Sellers or any of their respective officers, directors, or stockholders, other than the Acquisition Agreement pursuant to which the acquisition will be made and the other agreements relating thereto.


(b)  Provident Investment Counsel

     On November 10, 1994, UAM entered into an acquisition agreement in which UAM agreed to purchase all of the assets of Provident Investment Counsel ("PIC") at a closing on or about January 27, 1995. By letter agreement dated January 19, 1995, the closing was rescheduled for February 15, 1995. PIC, a California corporation, is an investment management firm which had assets under management as of September 30, 1994 of approximately $14.5 billion. At the closing, UAM's wholly-owned subsidiary, PIC Newco, Inc., newly formed for purposes of the acquisition, assumed PIC's name and is continuing its business.

     Under the terms of the acquisition agreement as amended by the letter agreement dated January 19, 1995 and by a subsequent letter agreement dated February 15, 1995, the initial acquisition price which UAM paid was $12,750,000 in cash, $251,804,550 in principal amount of UAM Non-Negotiable 6-1/2% Short-Term Subordinated Notes payable on January 2, 1996 (the "Short-Term Notes"), $20,814,776 in principal amount of UAM Non-Negotiable 6-1/2% Subordinated Notes payable on the seventh anniversary of issuance, warrants to purchase an aggregate of 459,385 shares of UAM Common Stock exercisable at $45.31 per share (subject to adjustment in case of stock splits, etc.) and expiring on the seventh anniversary of their issuance, and $67,370,074 in shares of UAM Common
Stock.   Under the terms of the January 19, 1995 letter agreement, the number of shares of UAM Common Stock issued was based on a price of $35.97 per share.

     The Acquisition Agreement also calls for additional purchase price to be made, dependent upon the growth of PIC's business from the closing date of the transaction through 1997. The maximum total payment which may be earned as additional purchase price is $125,000,000 which will be payable in cash, UAM Common Stock, UAM Non-Negotiable 6-1/2% Subordinated Notes and warrants to purchase shares of UAM Common Stock, all in pro-rata amounts based on the relative amounts of such consideration paid at the closing with exception to the Short-Term Notes component which will be considered cash in determining the pro-rata amounts and subject to PIC's right to increase the note and warrant portion and decrease the cash portion by up to a maximum of $10,000,000. The Notes and Warrants will be on substantially the same terms as the seven year Notes and Warrants issued at the closing, except that the due date and expiration date, respectively, shall be seven (7) years from the date


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of their issuance.  The per share price of the UAM Common Stock to be used in calculating the number of shares payable in connection with the payment will be based on an average closing price for a twenty-day period preceding the closing date, provided, however, that if such price is less than the higher of $29.00 per share or 80% of the average of the closing price of UAM's Common Stock over the year preceding the closing date, UAM may opt to pay that portion of the payment in cash.

     In negotiating the amount of consideration to be paid for PIC's assets, UAM considered, among other things, the following factors with respect to PIC: the financial results, the value of assets under management, the client history, the investment performance and quality of management, and the prospects for growth.

     There is no material relationship between UAM and PIC or any of their respective officers, directors, or stockholders, other than the Acquisition Agreement pursuant to which the acquisition will be made and the other agreements relating thereto.

(c)  Sources of Funds

     The principal sources of the cash portion of the purchase price for the above described transactions and of the cash to be used to repay the Short-Term Notes described above was or will be cash generated by UAM's operations and borrowings under UAM's Amended and Restated Reducing Credit Agreement dated as of August 29, 1994 (filed as Exhibit 10 to UAM's report on Form 10-Q for the quarter ended September 30, 1994, which exhibit indicates the identity of each lending bank) and subsequently amended on November 18, 1994 as further discussed in Item 5 within this Form 8-K.


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Item 5.   Other Events


     The Company amended and restated its Reducing Credit Agreement as of November 18, 1994 whereby an additional $100,000,000 was made available, bringing the Company's total line of credit to $500,000,000. In addition to the pre-existing five year credit facility relating to the $400,000,000, the Company may borrow the $100,000,000 through November 18, 1995. Any of the $100,000,000 principal amount outstanding at that time will be due. The Company plans to refinance borrowings under this additional facility through placement of longer term notes with institutional investors.

     Interest rates available, at the Company's election, for amounts drawn on this additional $100,000,000 are currently: prime, 100 basis points over LIBOR or 112.5 basis points over certain certificate of deposit rates. In certain circumstances, interest rate spreads may expand up to an additional 50 basis points. Currently, a commitment fee of 37.5 basis points is payable on the daily average unused portion of the $100,000,000 commitment.

     The Company is required to meet certain financial covenants, including covenants restricting dividends and repurchase of the Company's stock, and requiring the Company to maintain a minimum net worth, as defined. The Company must also continue to maintain certain minimum working capital, cash flow and debt to equity ratios.


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Item 7.   FINANCIAL STATEMENTS AND EXHIBITS, PREVIOUSLY FILED WITH THE 8-K DATED
          DECEMBER 1, 1994

     (a)  FINANCIAL STATEMENTS OF BUSINESSES TO BE ACQUIRED.

          (i) JMB Institutional Realty (referred to as "JMB Business Group") Combined Audited Balance Sheets for the Two Years Ended December 31, 1993 and Combined Statements of Income and Cash Flows for the Three Years Ended December 31, 1993.

          (ii) JMB Institutional Realty Combined Unaudited Financial Statements for the Nine Months Ended September 30, 1994.

          (iii) Provident Investment Counsel Audited Financial Statements for the Years Ended December 31, 1992 and 1991.

          (iv) Provident Investment Counsel Audited Financial Statements for the Years Ended December 31, 1993 and 1992.

          (v) Provident Investment Counsel Unaudited Financial Statements for the Nine Months Ended September 30, 1994.


     (b)  PRO FORMA FINANCIAL INFORMATION.

          (i) Summary of Historical and Pro Forma Financial Highlights for the Year Ended December 31, 1993 and the Nine Months Ended September 30, 1994.

          (ii) Unaudited Pro Forma Condensed Combined Balance Sheet of UAM as of December 31, 1993.

          (iii) Unaudited Pro Forma Condensed Combined Statement of Operations of UAM for the Year Ended December 31, 1993.

          (iv) Unaudited Pro Forma Condensed Combined Balance Sheet of UAM as of September 30, 1994.

          (v) Unaudited Pro Forma Condensed Combined Statement of Operations of UAM for the Nine Months Ended September 30, 1994.


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          (c)  EXHIBITS.

EXHIBIT NUMBER      TITLE

     2.1 Acquisition Agreement by and among United Asset Management Corporation, Heitman Financial Ltd., JMB Institutional Realty Corporation, JMB Realty Corporation and Certain Affiliates of JMB Institutional Realty Corporation and JMB Realty Corporation dated as of October 18, 1994.

     2.2 Acquisition Agreement by and among United Asset Management Corporation, Provident Investment Counsel, PIC Newco, Inc. and the Stockholders of Provident Investment Counsel dated as of November 10, 1994.

     2.3 Agreement to Furnish Copies of Omitted Schedules and Exhibits to Acquisition Agreements.

     24             Consents of Independent Accountants.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 UNITED ASSET MANAGEMENT CORPORATION
                                               Registrant




DATED:  March 2, 1995           By:  /s/ Franklin H. Kettle
                                     --------------------------------------
                                     Franklin H. Kettle
                                     Senior Vice President
                                     and Director of Corporate Development


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